                                                                    EXHIBIT 10.3


                                ESCROW AGREEMENT


            This Escrow Agreement, dated as of April 17, 1997 (the "Closing Date"), is entered into by and among Packaged Ice, Inc., a Texas corporation ("Parent"), Packaged Ice Mission, Inc., a Texas corporation ("Newco"), Packaged Ice STPI, Inc. ("Subco"), A. J. Lewis III ("Lewis"), individually and as a representative of Liza B. Lewis and the Minority Shareholders (listed in Exhibit A attached hereto), and Texas Commerce Bank National Association, as escrow agent ("Escrow Agent").

            This Escrow Agreement is referred to both in the Agreement and Plan of Merger by and among Parent, Newco, Mission Party Ice, Inc. and Lewis (the "PIMI Merger Agreement") and the Agreement and Plan of Merger by and among Parent, Subco, Southwest Texas Packaged Ice, Inc. ("STPI") and the shareholders of STPI (the "STPI Merger Agreement"), both dated March 25, 1997 (together, the "Merger Agreements"). Capitalized terms used in this Escrow Agreement without definition shall have the respective meanings given to them in the PIMI Merger Agreement. Lewis, Liza B. Lewis and the Minority Shareholders are hereinafter collectively referred to as the "Shareholders."

            The parties, intending to be legally bound, hereby agree as follows:

1.          ESTABLISHMENT OF ESCROW

            (a) Parent is depositing with Escrow Agent 17,751 shares of the $.01 par value common stock of Packaged Ice, Inc. ("Common Stock") and an amount equal to $168,967.00 in immediately available funds, as increased by any earnings thereon and distributions with respect thereto or losses on investments (such funds and Common Stock being the "Escrow Fund"). Escrow Agent acknowledges receipt thereof.

            (b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

            (c) Pursuant to Section 2.9 of the STPI Merger Agreement, the Minority Shareholders (as defined in the STPI Merger Agreement) and Liza B. Lewis have appointed Lewis as their representative hereunder to act on their behalf with respect to this Escrow Agreement. Parent and Escrow Agent shall be entitled to rely on the authority of Lewis for all matters hereunder.

            (d) The parties hereto acknowledge and agree that with respect to any actions required or permitted to be taken by Newco and Subco, or either of them, pursuant to the terms of this Escrow Agreement including, without limitation, Claims (as hereinafter defined) made against, and payments from, the Escrow Fund, the execution and delivery Notice, and the granting of any consents by Newco or Subco, such actions may be taken by Parent, for itself and for and on behalf of Newco and Subco, and the Escrow Agent and the Shareholders shall be entitled to rely on the authority of Parent to take such actions for and on behalf of Newco and Subco.

2.          INVESTMENT OF FUNDS

            Except as Parent and Lewis may from time to time jointly instruct Escrow Agent in writing, the cash portion of the Escrow Fund shall be invested from time to time, to the extent possible, in a money market mutual fund, including any such fund for which the Escrow Agent, or any affiliate thereof, services compensation with respect to such investment, until disbursement of the entire Escrow Fund. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund (other than shares of Common Stock) consisting of investments to provide for payments required to be made under this Escrow Agreement.

3.          CLAIMS

            (a) From time to time on or before the 3rd day prior to the Pay-out Date (as hereinafter defined), Parent may give notice (a "Notice") to Lewis and Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim (a "Claim") for Damages it reasonably believes that it has a right to indemnification under Section 10 of either of the Merger Agreements. Parent may make more than one claim with respect to any underlying state of facts; provided, however, the amount of Damages claimed with respect to such state of facts shall not be duplicative. Parent shall promptly furnish Escrow Agent with proof of delivery of such notice to Lewis. Within 30 days of receipt of a Notice by Lewis, Lewis shall notify Parent and Escrow Agent whether it disputes all or part of such Claim (a "Counter Notice and such 30-day period is hereinafter referred to as the "Counter Notice Period"). If (in the Counter Notice) Lewis disputes all of the Claim, such Claim shall be resolved as provided in Section 3(d) of this Escrow Agreement. If (in the Counter Notice) Lewis disputes only a portion of the claim, the disputed portion of the Claim shall be resolved as provided in Section 3(d) of this Escrow Agreement, and the undisputed portion of the Claim shall be paid to Parent by the Escrow Agent at the end of the Counter Notice Period. If Lewis does not deliver a Counter Notice to the Escrow Agent within the Counter Notice Period, Escrow Agent shall pay to Parent the amount claimed in the Notice from (and only to the extent of) the Escrow Fund at the end of the Counter Notice Period. To the extent possible, payments from the Escrow Fund shall be made according to the following percentages unless otherwise consented to by Parent and Shareholder: 49% in the form of cash and 51% in the form of Common Stock. The Common Stock shall be deemed to have a fair market value of $10.00 per share for purposes of this Escrow Agreement. The Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Merger Agreements.

            (b) Except as provided in Section 3(a) or Section 4, the Escrow Agent shall not pay the Parent any amount from the Escrow Fund except in accordance with (i) joint written instructions of Parent and Lewis, (ii) an arbitrator's award, or (iii) a final non-appealable order of a court of competent jurisdiction. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

            (c) If Parent is entitled to receive payment out of the Escrow Fund, Lewis shall have the right to contribute cash to the Escrow Fund to cover such payment and to withdraw Common Stock equal in value to the cash contributed.

            (d) In the event that Lewis disputes all or part of a Claim, Parent and Lewis shall endeavor in good faith to resolve such dispute, and if such dispute cannot be resolved within 30 days after Parent receives a Counter Notice from Lewis, such dispute shall be resolved by binding arbitration as hereinafter provided. Upon final resolution of any such dispute, Parent, and Lewis shall jointly execute and deliver the Escrow Agent a joint notice instructing the Escrow Agent to deliver the amount of the Claim as resolved.

4.          TERMINATION OF ESCROW

            a. On or before the 3rd day prior to the Pay-out-Date (hereinafter defined) or the next Business Day (hereinafter defined) if such day is not a Business Day, the Escrow Agent shall deliver to Parent and Lewis a summary of the Pending Claims (hereinafter defined). At the opening of business on the first anniversary of the date hereof or the next Business Day if such day is not a Business Day (the "Pay-out-Date), the Escrow Agent shall reserve such portion of the Escrow Fund as would then be needed to satisfy the amount of the Pending Claims. Of this reserve, unless otherwise directed by Parent or Shareholder, 49% shall be in the form of cash and 51% shall be in the form of Common Stock. On the Pay-out Date, the Escrow Agent shall then transfer to Lewis the remaining portion of the Escrow Fund, if any, which has not been reserved pursuant to this Section 4. After the Pay-out Date, and when Pending Claims are finally paid, compromised, settled, arbitrated or litigated, the Escrow Agent shall from time to time pay and disburse to Lewis any amounts in excess of the aggregate amount made the subject of any Pending Claims. For purposes hereof, "Pending Claims" shall mean those Claims as to which (i) the Escrow Agent shall have received Notice in accordance with Section 3 hereof on or before the 3rd day prior to the Pay-out Date, (ii) Parent has not received payment of such Claim as of such date, and (iii) Parent and Lewis shall not have informed the Escrow Agent as of such date that such Claims are no longer being asserted or have been otherwise waived by Parent or dismissed in any related legal proceeding or arbitration.

            b. This Escrow Agreement shall terminate upon the occurrence of the earlier of (a) agreement on the part of Parent and Lewis and
(b) payment by the Escrow Agent of all of the Escrow Fund in accordance with this Escrow Agreement. Notwithstanding any termination of this Escrow Agreement, the provisions of Sections 9, 10, 11, 12, 15 and 20 shall survive such termination and remain in full force and effect.

5.          RIGHTS TO ESCROW FUND

            Except as otherwise expressly provided herein, the Escrow Fund shall be for the exclusive benefit of Parent, Newco, Subco and the Shareholders, and their respective successors and assigns, and no other person, firm or corporation shall have any right, title, or interest therein; and any claim of any person to the Escrow Fund, or any part thereof, shall be subject and subordinate to the prior right thereto and lien of Parent, Newco, Subco and the Shareholders.


6.          ACCOUNT STATEMENTS

            Receipt of the Escrow Fund and investment and reinvestment of the cash portion of the Escrow Fund shall be confirmed by Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by Parent and Lewis to Escrow Agent within 30 calendar days after receipt thereof. Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within such 30 day period shall be conclusively deemed confirmation of such account statement in its entirety. For purposes of this Section 6, each account statement shall be deemed to have been received by the party to whom directed on the earlier to occur of (i) actual receipt thereof and (ii) three "Business Days" (hereinafter defined)
after the deposit thereof in the United States Mail, postage prepaid.   The
term "Business Day" shall mean any day of the year, excluding Saturday, Sunday and any other day on which national banks are required or authorized to close in San Antonio, Texas.

7.          TAX MATTERS

            Parent and Lewis shall provide Escrow Agent with its taxpayer identification number documented by an appropriate Form W8 or Form W9 upon execution of this Escrow Agreement. Failure to so provide such forms may prevent or delay disbursements from the Escrow Fund and may also result in the assessment of a penalty and Escrow Agent's being required to withhold tax on any interest or other income earned on the Escrow Fund. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.

8.          SCOPE OF UNDERTAKING.

            Escrow Agent's duties and responsibilities in connection with this Escrow Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Escrow Agreement. Escrow Agent shall have no responsibility or obligation of any kind in connection with this Escrow Agreement or the Escrow Fund and shall not be required to deliver the Escrow Fund or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, invest, reinvest and deliver the Escrow Fund as herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the parties hereto the Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the Other Parties or any of them. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to
Section 9 hereinbelow, its own willful misconduct, bad faith or gross negligence. It is the intention of the parties hereto that Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

9.          RELIANCE; LIABILITY

            Escrow Agent may rely on, and shall not be liable for acting or refraining from acting in accordance with, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and believed by it to have been signed or presented by the proper party or parties. Escrow Agent shall be responsible for holding, investing, reinvesting and disbursing the Escrow Fund pursuant to this Escrow Agreement; provided, however, that Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but no limited to, the following: (a) acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees; (b) the act, failure or neglect of any Other Party or any agent or correspondent of any Other Party; (c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or separator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part hereof or for transactions requiring or underlying the execution of this Escrow Agreement, the form or execution hereof or for the identity or authority of any person executing the Escrow Agreement on behalf of the Other Parties or depositing the Escrow Fund.

10.         RIGHT OF INTERPLEADER

            Subject to Section 20 hereof and without waiving the same, should any controversy arise involving the parties hereto or any of them or any other person, firm or entity and such controversy results in claims and demands having made by them, or any of them in connection with or for any part of the Escrow Fund, or should a substitute escrow agent fail to be designated as provided in Section 16 hereof, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Escrow Fund until the controversy is resolved or the conflicting demands are withdrawn or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. The parties hereto agree that to the extent such controversy is between the Other Parties, such controversy shall be resolved in accordance with Section 20 and the parties hereto shall take such actions as may be necessary to cause the court in which such petition for interpleader has been filed to recognize and enforce the arbitrator's award.

In the event Escrow Agent is a party to any dispute, Escrow Agent shall have the additional right to refer such controversy to binding arbitration. Should a petition for interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Escrow Agreement or the Escrow Fund, the Other Parties hereby jointly and severally agree to reimburse Escrow Agent for its reasonable attorney's fees and any and all other reasonable expenses, losses, costs and damages incurred by Escrow Agent in connection with or resulting from such threatened or actual litigation or arbitration prior to any disbursement hereunder except to the extent arising out of the Escrow Agent's willful misconduct, bad faith or gross negligence.

11.         INDEMNIFICATION

            The Other Parties hereby jointly and severally indemnify Escrow Agent, its officers, directors, partners, employees and agents (each herein called an "Indemnified Party") against, and hold each Indemnified Party harmless from, any and all expenses, including, without limitation, attorney's fees and court costs, losses, costs, damages and claims, including, but not limited to, costs of investigation, litigation and arbitration, tax liability and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of this Escrow Agreement, except such acts or omissions as may result from the willful misconduct, bad faith or gross negligence of such Indemnified Party. IT IS THE EXPRESS INTENT OF EACH OF THE OTHER PARTIES TO INDEMNIFY EACH OF THE INDEMNIFIED PARTIES FOR, AND HOLD THEM HARMLESS AGAINST, THEIR OWN NEGLIGENT ACTS OR OMISSION.

12.         COMPENSATION AND REIMBURSEMENT OF EXPENSES

            The Other Parties hereby agree, jointly and severally, (i) to pay Escrow Agent for its services hereunder in accordance with the fee schedule attached hereto as Exhibit B and (ii) to pay all reasonable expenses incurred by Escrow Agent in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, reasonable attorney's fees, brokerage costs and related expenses incurred by Escrow Agent. No increase in the rate of any fee charged by the Escrow Agent shall be valid hereunder unless previously approved in writing by Parent and Lewis. The fee of $1,500 for the initial one year period shall be paid one-half (1/2) by Shareholders and one-half (1/2) by Parent to the Escrow Agent upon execution of this Escrow Agreement. As between Parent and Shareholders, any such compensation and reimbursement to which Escrow Agent is entitled shall be borne 50% by Parent and 50% by Shareholders.

13.         NOTICES

            Any notice or other communication required or permitted to be given under this Escrow Agreement by any party hereto to any other party hereto shall be considered as properly given if in writing and (a) delivered against receipt therefor, (b) mailed by registered or certified mail, return receipt requested and postage prepaid of (c) sent by facsimile, in each case to the address or facsimile number, as the case may be, set forth below:

If to Parent,
Newco or Subco:                        Packaged Ice, Inc.
                                       Attention: President
                                       8572 Katy Freeway, Suite 101
                                       Houston, Texas 77024
                                       Facsimile No.: (713) 464-4681

with a copy to:                        Akin, Gump, Strauss, Hauer & Feld,
                                       L.L.P.
                                       Attention: Alan Schoenbaum, P.C.
                                       300 Convent Street, Suite 1500
                                       San Antonio, Texas 78205
                                       Facsimile No.: (210) 224-2035

If to Shareholders:                    A.J. Lewis III
                                       801 Ivy Lane
                                       San Antonio, Texas 78209


If to the Company:                     Mission Party Ice, Inc.
                                       Attention: President
                                       P.O. Box 10180
                                       San Antonio, Texas 78210
                                       Facsimile No.: (210) 532-1600

with a copy to:                        Cox & Smith Incorporated
                                       Attention: James B. Smith, Jr., Esq.
                                       112 E. Pecan, Suite 1800
                                       San Antonio, Texas 78205
                                       Facsimile No.: (210) 226-8395

Escrow Agent:                          Texas Commerce Bank, N.A.
                                       711 Navarro, 1st Floor
                                       San Antonio, TX 78205
                                       Corporate Trust/Escrow Section
                                       Attention: Angie Bendele
                                       Facsimile No.: (210)271-8099

Except to the extent otherwise provided in Section 6 hereinabove delivery of any communication given in accordance herewith shall be effective only upon actual receipt thereof by the party or parties to whom such communication is directed. Any party to this Escrow Agreement may change the address to which communications hereunder are to be directed by giving written notice to the other party or parties hereto in the manner provided in this section. Notwithstanding the foregoing, any notice hereunder delivered to Lewis with respect to a Claim shall only be given in accordance with clauses (a) and (b) above, and notice to Lewis by facsimile with respect to a Claim shall not be deemed given for purposes of this Escrow Agreement.

14.         CONSULTATION WITH LEGAL COUNSEL

            Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

15.         CHOICE OF LAW; CUMULATIVE RIGHTS

            This Escrow Agreement shall be construed under, and governed by, the laws of the State of Texas, excluding, however, (a) its choice of law rules and (b) the portions of the Texas Trust Code Sec. 111.001, et. seq. of the Texas Property code concerning fiduciary duties and liabilities of trustees. All of Escrow Agent's rights hereunder are cumulative of any other rights it may have at law, in equity or otherwise. Subject to Section 20 hereof and without waiving the same, the parties hereto agree that the forum for resolution of any dispute arising under this Escrow Agreement shall be Bexar County, Texas, and each of the Other Parties hereby consents, and submits itself, to the jurisdiction on any state or federal court sitting in Bexar County, Texas.

16.         RESIGNATION

            The Escrow Agent may removed at any time with the written consent of Parent and Lewis. Escrow Agent may resign hereunder upon thirty (30) days'
prior notice to the Parent and Lewis.   If the Escrow Agent shall resign or be
removed, Parent and Lewis shall appoint, as soon as possible, a successor escrow agent. Upon the effective date of such resignation or removal, Escrow Agent shall deliver the Escrow Fund to any substitute escrow agent designated by Parent and Lewis in writing. Any successor escrow agent shall be deemed to have accepted the responsibilities hereunder upon execution of this Escrow Agreement and delivery of such executed document to Parent and Lewis. If Parent and Lewis fail to designate a substitute escrow agent within thirty (30) days after the giving of such notice, Escrow Agent may institute a petition for interpleader. Escrow Agent's sole responsibility after such 30-day notice period expires shall be to hold the Escrow Fund (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent's obligations hereunder shall cease and terminate.

17.         ASSIGNMENT

            This Escrow Agreement shall not be assigned by either of the Other Parties without the prior written consent of Escrow Agent (such assigns of the Other Parties to which Escrow Agent consents, if any, and Escrow Agent's assigns being hereinafter referred to collectively as "Permitted Assigns").

18.         SEVERABILITY

            If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Escrow Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

19.         GENERAL

            The section headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement. This Escrow Agreement and any affidavit, certificate, instrument, agreement or other document required to be provided hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Unless the context shall otherwise required, the singular shall include the plural and vice-versa, and each pronoun in any gender shall include all other genders. The terms and provisions of this Escrow Agreement constitute the entire agreement among the parties hereto in respect of the subject matter hereof, and neither the Other Parties nor Escrow Agent has relied on any representations or agreements of the other, except as specifically set forth in this Escrow Agreement or, with respect to the Other Parties, the Merger Agreements. This Escrow Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the parties hereto. This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, devisees, executor, administrators, personal representatives, successors, trustees, receivers and Permitted Assigns. This Escrow Agreement is for the sole and exclusive benefit of the Other Parties and the Escrow Agent, and nothing in this Escrow Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies or any other type or types of benefits.

20.         ARBITRATION

            All disputes hereunder between or among any of the Shareholders, Parent, Subco and/or Newco shall be settled in accordance with Section 11.5 of the Merger Agreements.

21.         WAIVER

            The rights and remedies of the parties to this Escrow Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Escrow Agreement or the documents referred to in this Escrow Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Escrow Agreement or the documents referred to in this Escrow Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Escrow Agreement or the documents referred to in this Escrow Agreement.

                            (SIGNATURE PAGE FOLLOW)

            IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the date first written above.



                                        PACKAGED ICE, INC.

                                        By:
                                            -----------------------------------
                                            James F. Stuart, CEO



                                        ESCROW AGENT:

                                        TEXAS COMMERCE BANK
                                        NATIONAL ASSOCIATION

                                        By:
                                            -----------------------------------
                                        Title:
                                              ---------------------------------



                                        LEWIS:

                                        ---------------------------------------
                                        A.J. Lewis III, individually

                                        ---------------------------------------
                                        A.J. Lewis III, as the representative
                                        of Liza B. Lewis and the Minority
                                        Shareholders

                                   EXHIBIT A


MINORITY SHAREHOLDERS:


Dan Detmar
Jack Bradford, Sr.
James B. Cox
Steven Rieken
Fred Kingston
D. Trace Detmar
Ruth Pope
Betty Yost

                                ESCROW AGREEMENT
                          BETWEEN PACKAGED ICE, INC.,
                          PACKAGED ICE MISSION, INC.,
                            PACKAGED ICE STPI, INC.,
              A.J. LEWIS III, INDIVIDUALLY AND AS REPRESENTATIVE,
                                AND ESCROW AGENT



                                    ANNEX 1

                               PACKAGED ICE, INC.
                       STOCK CERTIFICATES HELD IN ESCROW


CERT. NO.       NO. OF SHARES          DATE          ISSUED TO:
---------       -------------          ----          ----------
149                3,468             04/17/97        Liza B. Lewis and
                                                     A.J.  Lewis III

152               14,283             04/17/97        A.J. Lewis III
                  ------
           Total: 17,751


                           GRAND TOTAL: 17,751 SHARES